CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in this Registration Statement on Form S-4 of Eagle Bancorp, Inc. of our report dated February 29, 2024 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Eagle Bancorp, Inc. for the year ended December 31, 2023, and to the reference to us under the heading "Experts" in the prospectus. Crowe LLP Washington, D.C. November 26, 2024 Exhibit 23.1